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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 10, 2003


                            MERCER INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)


                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)


             000-9409                                    91-6087550
     (Commission File Number)               (I.R.S. Employer Identification No.)



          14900 INTERURBAN AVENUE SOUTH, SUITE 282, SEATTLE, WA  98168
                               (Address of Office)


                                 (206) 674-4639
              (Registrant's telephone number, including area code)

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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On June 10, 2003, Mercer International Inc. (the "Company") issued a press release announcing that Maarten Reidel, its Chief Financial Officer since December 2002 and a trustee, and the board have agreed that he shall resign from all positions with the Company as a result of a criminal investigation in Germany relating to Ision Internet AG and various of its former officers and directors, including Mr. Reidel who was previously its Chief Financial Officer until about February 2002. Ision filed for insolvency protection pursuant to the laws of Germany in or about July 2002.

The board and Mr. Reidel determined that he could not fulfill his duties to the Company while the investigation is pending.

The Company has commenced a search for a replacement chief financial officer. In the interim, the Company's former CFO, Ian Rigg, chartered accountant, who was with the Company for approximately three years, will resume such duties on a temporary basis.

The  press  release  is  attached  as  Exhibit  99.1  hereto.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     Exhibits

EXHIBIT NO.     DESCRIPTION
-----------     -----------

   99.1         Press  Release  issued  by  Mercer  International  Inc.  on
                June 10, 2003

                                      -2-

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MERCER  INTERNATIONAL  INC.

                                  /s/ Jimmy S.H. Lee
                                  ---------------------------
                                  Jimmy S.H. Lee
                                  President


Date:     June  18,  2003

                                      -3-

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                                  EXHIBIT INDEX


EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

     99.1           Press  release  issued  by  Mercer  International  Inc.  on
                    June 10, 2003